EXHIBIT 10.3

FOURTH AMENDMENT TO THE
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
RETIREMENT SAVINGS PLAN

            WHEREAS, Harman International Industries, Incorporated (the "Employer") ") maintains the Harman International Industries, Incorporated Retirement Savings Plan (Amended and Restated Effective as of June 27, 2000), as heretofore amended (the "Plan"), and may amend the Plan pursuant to Section 9.1 of the Plan;

            WHEREAS, the Employer desires to make certain amendments to the Plan in order to reflect the merger of the Margi Systems, Inc. 401(k) Plan with and into the Plan, effective as of December 31, 2003; and

            WHEREAS, the Board of Directors of the Employer has resolved that the Plan shall be amended to reflect these intentions.

            NOW, THEREFORE, the Plan is hereby amended, generally effective January 1, 2004, except as otherwise indicated herein, in the manner set forth below:

1.                    The second sentence of Section 1.1(cc) of the Plan is hereby amended effective January 1, 2004 to read as follows:

As of January 1, 2004, the Employer and the following Affiliated
Employers were Participating Employers:

Audax of America, Inc.
Becker of North America, Inc.
Crown Audio, Inc.
Harman/Becker Automotive Systems, Inc.
Harman/Becker Automotive Systems (Kentucky), Inc.
Harman Enterprises, Inc.
Harman Music Group, Incorporated
Harman Pro North America, Inc.
Harman/Becker Automotive (Wisconsin), Inc.
Infinity Systems, Inc.
JBL Incorporated
Lexicon, Incorporated
Madrigal Audio Laboratories, Inc.
Studer USA, Inc.
Margi Systems, Inc.

2.                     A new Section 2.1(c) is hereby added to the Plan to read as follows:

(c)     Service credited to a Margi Participant (as defined in Appendix B) for purposes of determining the Margi Participant's vested interest in his Account shall not be less than the sum of the following:

             years of service credited to the Margi Participants under the Margi Systems, Inc. 401(k) Plan for the period that precedes the "computation period" containing the "merger date,"

             the greater of (A) the Period of Service that would be credited to the Margi Participant under the Plan if he had been a Participant during the entire "computation period" containing the "merger date" or (B) the years of service taken into account under the Margi Plan as of December 31, 2003, the Period of Service determined under the Plan beginning after the last day of the "computation period" containing the "merger date."

The "merger date," for purposes of this Section 2.1(c), means January 1, 2004.  The "computation period," for purposes of this Section 2.1(c), means the twelve-month period that begins on a Margi Participant's date of employment with Margi Systems, Inc. and on each anniversary thereof.

3.                     Section 2.4 of the Plan is hereby amended to read as follows:

      2.4      Service to Predecessor Employers.  An Employee who was employed by either (1) AMEK Technology Group, PLC on the day of its acquisition by AKG Acounstics Limited (and "AMEK Participant"), (2) Oxford International, Ltd. on the day of its acquisition by HARCO Indiana, Inc., (3) Crown International, Inc. on the day of its acquisition by Crown Audio, Inc. (formerly known, prior to March 23, 2000, as Harman Consumer Manufacturing-El Paso, Inc.), or (4) Margi Systems, Inc. on the day of its acquisition by the Company shall have his service to such Predecessor Employers included in determining his (i) Period of Eligibility Service, and (ii) Period of Service for vesting purposes.

4.                  Section 6.1 (b) of the Plan is hereby amended by adding to the end thereof a new paragraph (iii) to read as follows:

(iii)       Notwithstanding the foregoing, the interest of any Margi Participant (as defined in Appendix B) in his Account attributable to Profit Sharing Contributions, Matching Contributions, any non-elective contributions and matching contributions transferred from the Margi Systems, Inc. 401(k) Plan and earnings on all such amounts shall be determined in accordance with Appendix B, provided such Margi Participant had completed at least three (3) years of service with Margi Systems, Inc. as of December 31, 2003.

5.                     Section 6.6 of the Plan is hereby amended by adding to the end thereof a new subsection (e) to read as follows:

(e)     Notwithstanding any other provision of the Plan, a Margi Participant (as defined in Appendix B) may request a distribution of any vested amounts transferred from the Margi Plan that are attributable to non-elective contributions or matching contributions and earnings thereon upon attaining age 60, provided the Margi Participant participated in the Plan for at least five (5) years (counting participation in the Margi Plan) and the funds being withdrawn have accumulated in the Plan (or this Plan and the Margi Systems, Inc. 401(k) Plan) for at least two (2) consecutive years.  In addition, a Margi Participant may

(i)    request a distribution of all or any part of his Account on or after

(A)     the later of the date the Margi Participant attains age 65 or the fifth (5th) anniversary of his participation in the Plan (counting for these purposes the Margi Participant's participation in the Margi Systems, Inc. 401(k) Plan), or

(B)     the December 31 coinciding with or next following the date on which the Margi Participant has attained age 60 and has completed five (5) Years of Services; or

(ii) request to have all or any pqrt of his Account transferred to another qualified retirement plan maintained by the Employer.

6.                     Section 7.1 of the Plan is hereby amended to read as follows:

7.1       Form of Distribution.  Subject to Section 7.2, 7.4 and Appendix B, the vested amount of a Participant's Account in the Plan shall be distributed to the Participant in a single sum in cash, or at the Participant's election with respect to amounts inivested in the common stock of the Company, in shares of Company common stock.

7.         The Plan is hereby amended by adding to the end thereof, immediately after Appendix A, a new Appendix B, attached hereto as Exhibit I and made a part hereof.

            Executed to be effective as of the date first hereinabove provided, as approved and authorized by the Board of Directors on the 12 day of November, 2003.

                         HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By: /s/ Frank Meredith
      Name:  Frank Meredith
      Title:    Chief Financial Officer